Exhibit 10.1

PERFORMANCE UNIT AWARD AGREEMENT

INFUSYSTEM HOLDINGS, INC.

EQUITY PLAN

Target Number of Performance Units Granted:

This Performance Unit Award Agreement (this "Agreement") is entered into on _____________, 20__ ("Date of Grant") by and between InfuSystem Holdings, Inc. (the "Company") and _______________ (the "Grantee"). The Performance Units granted pursuant to this Agreement (the "Performance Units") are in all respects subject to the terms and conditions of the InfuSystem Holdings, Inc. 2014 Equity Plan (the "Plan"), which is incorporated by reference herein, and the receipt of which is hereby acknowledged by Grantee. Any capitalized terms that are not defined in this Agreement have the same meaning as in the Plan.

1.       Grant of Performance Units.     Pursuant to Section 5 of the Plan, the Company hereby grants to Grantee an Award for the target number of Performance Units identified above opposite the heading "Target Number of Performance Units Granted" (the "Target Award"). Each Performance Unit represents the right to receive one Share, subject to the terms and conditions set forth in this Agreement and the Plan. The number of Performance Units that Grantee actually earns for the Performance Period (up to a maximum of [MAXIMUM NUMBER]) will be determined by the level of achievement of the Performance Goals with respect to each Performance Measure in accordance with Exhibit I attached hereto.

2.       Performance Period.     For purposes of this Agreement, the term "Performance Period" refers to the period commencing on [DATE] and ending on [DATE].

3.        Performance Goals.

3.1     The number of Performance Units earned by Grantee for the Performance Period will be determined at the end of the Performance Period based on the level of achievement of the Performance Goals with respect to each Performance Measure in accordance with Exhibit I. All determinations of whether a Performance Goal has been achieved, the number of Performance Units earned by Grantee, and all other matters related to this Section 3 shall be made by the Committee in its sole discretion.

3.2     Promptly following completion of the Performance Period (and no later than sixty (60) days following the end of the Performance Period) the Committee will review and certify in writing (a) whether, and to what extent, each Performance Goal for the Performance Period has been achieved and (b) the number of Performance Units that Grantee shall earn, if any, subject to compliance with the requirements of Section 4 of this Agreement. Such certification shall be final, conclusive and binding on Grantee, and for all other persons, to the maximum extent permitted by law.

4.      Vesting of Performance Units.     The Performance Units are subject to forfeiture and cancellation until vested. Except as otherwise provided herein, the Performance Units will vest and become nonforfeitable on the date the Committee certifies the achievement of the Performance Goals in accordance with Section 3.2 of this Agreement, subject to (a) the achievement of the "Threshold" Performance Goal with respect to each Performance Measure as set forth in Exhibit I and (b) Grantee remaining continuously employed by the Company from the Date of Grant identified above until the date the Committee certifies the achievement of the Performance Goals in accordance with Section 3.2 of this Agreement. The number of Performance Units which vest and become payable under this Agreement shall be determined by the Committee based on the performance level achieved with respect to each Performance Measure set forth in Exhibit I and shall be rounded to the nearest whole Performance Unit.

5.     Termination of Employment.     In the event of the termination of Grantee's employment with the Company for any reason at any time before all of Grantee's Performance Units have vested, Grantee's unvested Performance Units will be automatically forfeited upon Grantee's termination of employment with the Company and neither the Company nor any Subsidiary will have any further obligations to Grantee under this Agreement.

6.     Change in Control.     In the event of a Change in Control during the Performance Period, all outstanding Performance Units shall vest as if the "Target" Performance Goal of each Performance Measure was achieved on the effective date of the Change in Control and shall be paid no later than sixty (60) days following such Change in Control. For purposes of this Agreement, the term "Change in Control" means: (a) the sale of all or substantially all of the assets of the Company; (v) the merger or recapitalization of the Company whereby the Company is not the surviving entity; or (c) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of the that term as used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of fifty percent (50%) or more of the outstanding voting securities of the Company by any person, trust, entity or group.

7.     Settlement of Performance Units.     Payment with respect to the Performance Units earned for the Performance Period will be made in Shares and such Shares will be issued to Grantee as soon as practicable following the vesting date and in any event within sixty (60) days following the vesting date. The Company will (a) issue and deliver to Grantee the number of Shares equal to the number of vested Performance Units and (b) enter Grantee's name on the books of the Company as the shareholder of record with respect to the Shares delivered to Grantee.

8.     Permitted Transfers.     Subject to any exceptions set forth in this Agreement or the Plan, the Performance Units or the rights relating thereto under this Agreement may not be assigned, transferred or otherwise disposed of except by will or the laws of descent and distribution and may be exercised during the lifetime of Grantee only by Grantee. Upon any attempt to assign, transfer or otherwise dispose of this Agreement, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Agreement and the rights and privileges conferred hereby immediately will become null and void.

9.     Voting and Dividend Rights.     Grantee shall not have any rights of a shareholder with respect to the Shares underlying the Performance Units, including, but not limited to, voting rights and the right to receive or accrue dividends or dividend equivalents. Upon and following the vesting of the Performance Units and the issuance of Shares, Grantee shall be the record owner of the Shares underlying the Performance Units and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting and dividend rights).

10.     No Right to Continued Employment.     Neither this Agreement nor the Plan shall be construed as giving Grantee the right to be retained as an employee, consultant, or director, in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time), nor shall this Agreement interfere in any way with the right of the Company or any of its Subsidiaries to terminate Grantee's employment or service at any time.

11.     Adjustments.     If any change is made to the outstanding Shares or the capital structure of the Company, if required, the Performance Units will be adjusted or cancelled in any manner contemplated by Section 7 of the Plan.

12.     Taxes.     Grantee will be solely responsible for any federal, state or other taxes imposed in connection with the granting of the Performance Units or the delivery of Shares pursuant thereto, and Grantee authorizes the Company to make any withholding for taxes which the Company deems necessary or proper in connection therewith from any compensation payable by the Company to Grantee. Upon recognition of income by Grantee with respect to the Performance Units hereunder, the Company shall withhold taxes pursuant to the terms of the Plan. Grantee may elect to have the Company reduce the number of Shares otherwise deliverable to Grantee by the number of whole Shares, rounded down, with a Market Value equal to or less than the amount of the withholding tax due. The Company will withhold any remaining withholding tax due from other payments owed to Grantee.

13.     Compliance with Law.     The issuance and transfer of Shares in connection with the Performance Units shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

14.     Governing Law.     This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

15.     Interpretation.     Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on Grantee and the Company.

16.     Conflicts.     This Agreement is subject to the Plan as approved by the Company's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17.     Successors and Assigns.     The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Grantee and Grantee's beneficiaries, executors, administrators and the person(s) to whom the Performance Units may be transferred by will or the laws of descent or distribution.

18.     Severability.     The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19.     Discretionary Nature of Plan.     The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Performance Units in this Agreement does not create any contractual right or other right to receive any Performance Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of Grantee's employment with the Company.

20.    Amendment.     The Committee has the right to amend, alter, suspend, discontinue or cancel the Performance Units, prospectively or retroactively; provided, that, no such amendment shall adversely affect Grantee's material rights under this Agreement without Grantee's consent.

21.     Section 409A Compliance.     It is the intent of the Company that all payments made under this Agreement will be exempt from Section 409A of the Code and the Treasury regulations and guidance issued thereunder ("Section 409A") pursuant to the “short-term deferral” exemption. Notwithstanding any provision of the Plan or this Agreement to the contrary, (a) this Agreement shall not be amended in any manner that would cause any amounts payable hereunder that are not subject to Section 409A to become subject thereto (unless they also are in compliance therewith), and the provisions of any purported amendment that may reasonably be expected to result in such non-compliance shall be of no force or effect with respect to this Agreement and (b) the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement to reflect the intention that the Plan qualifies for exemption from or complies with Section 409A in a manner that as closely as practicable achieves the original intent of this Agreement and with the least reduction, if any, in overall benefit to a Grantee to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. Neither the Company nor the Committee makes any representation that this Agreement shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to this Agreement.

22.     Counterparts.     This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23.     Acceptance.     Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. Grantee has read and understands the terms and provisions thereof, and accepts the Performance Units subject to all of the terms and conditions of the Plan and this Agreement. Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Performance Units or disposition of the underlying shares and that Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the date first above written.

INFUSYSTEM HOLDINGS, INC.

By: _____________________ Name:____________________ Title:_____________________

[GRANTEE]

By: ________________________ Name:______________________

EXHIBIT I

PERFORMANCE UNIT AWARD AGREEMENT

Performance Period

The Performance Period shall commence on [DATE] and end on [DATE].

Performance Measure

The number of Performance Units earned shall be determined by reference to the Company's [PERFORMANCE MEASURE] (the "Performance Measure") during the Performance Period. If the Company's performance level with respect to its [PERFORMANCE MEASURE] during the Performance Period falls below the "Threshold" Performance Goal identified below, none of the Performance Units will vest. If the Company's performance level equals or exceeds the "Threshold" Performance Goal with respect to its [PERFORMANCE MEASURE], the number of Performance Units which vest is determined in accordance with the formula below.

Determining Performance Units Earned

Except as otherwise provided in the Plan or this Agreement, the number of Performance Units earned with respect to the Performance Period shall be determined as follows:

Performance Goal	Performance Level for [PERFORMANCE MEASURE] during Performance Period	Percentage of Target Award Vested and Paid	Number of Performance Units Earned
Maximum Ceiling

Target		100%

Threshold
Floor		0%

Company performance above the "Maximum Ceiling" Performance Goal will not result in additional Performance Units becoming vested. If the Company's performance level falls in between performance levels identified above, the lower level will be used.

Award Range

Depending on the Company's level of performance within respect to the Performance Measure, the Grantee may earn between zero percent (0%) of the Target Award (if the performance level achieved with respect to the Performance Period is below the "Threshold" Performance Goal with respect to the Performance Measure) and [MAXIMUM PERCENTAGE] of the Target Award (if the performance level achieved with respect to the Performance Period equals or exceeds the "Maximum Ceiling" Performance Goal).